                                                                     Exhibit 8.3
                                   OFFER FOR
US$226,000,000 AGGREGATE PRINCIPAL AMOUNT OF 7.50% SENIOR NOTES DUE OCTOBER 15,
                                      2013
       WHICH WERE ISSUED UNDER AN INDENTURE DATED AS OF OCTOBER 9, 2003,
                                IN EXCHANGE FOR
  US$226,000,000 AGGREGATE PRINCIPAL AMOUNT OF 7.50% SENIOR EXCHANGE NOTES DUE
                                OCTOBER 15, 2013
 WHICH HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS
                                    AMENDED,
AND QUALIFIED FOR DISTRIBUTION IN THE PROVINCES OF BRITISH COLUMBIA, ONTARIO AND
                                     QUEBEC
                                       OF
                             INTRAWEST CORPORATION

TO: BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:

      We are enclosing herewith the materials listed below relating to the offer by Intrawest Corporation (the "Issuer") to exchange, for its 7.50% Senior Exchange Notes due October 15, 2013 (the "Exchange Notes") which have been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and qualified for distribution in the Provinces of British Columbia, Ontario and Quebec, a like principal amount of its outstanding 7.50% Senior Notes due October 15, 2013 (the "US$ Notes"), which were issued under an indenture dated as of October 9, 2003, upon the terms and subject to the conditions set forth in the Issuer's Prospectus dated December 21, 2004 (the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer").

      We are requesting that you contact your clients for whom you hold US$ Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold US$ Notes registered in your name or in the name of your nominee, or who hold US$ Notes in their own names, we are enclosing copies of the following documents:

     1. Prospectus dated December 21, 2004;

     2. US$ Note Letter of Transmittal for your use and for the information of your clients;

     3. US$ Note Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for the US$ Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

     4. Letter which may be sent to your clients for whose account you hold US$ Notes in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

      WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON JANUARY 21, 2005, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF US$ NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.

      The Exchange Offer is not conditioned upon any minimum number of US$ Notes being tendered.

      To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the US$ Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

      If holders of US$ Notes wish to tender, but it is impracticable for them to forward their certificates for US$ Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "THE EXCHANGE OFFERS -- Guaranteed Delivery Procedures."

      Pursuant to the Letter of Transmittal, each holder of US$ Notes will represent to the Issuer that (i) the Exchange Notes acquired in the Exchange Offer are being acquired in the ordinary course of business, (ii) the holder of the US$ Notes is not participating, and has no arrangement or understanding with any person to participate, in a distribution of such Exchange Notes, (iii) the holder is not an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act, and (iv) the holder is not a broker-dealer that owns US$ Notes acquired directly from the Issuer. If the tendering holder is a broker-dealer that will receive Exchange Notes for its own account pursuant to the Exchange Offer, you acknowledge on behalf of such broker-dealer that the US$ Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act even though it may be deemed to be an underwriter for purposes of the Securities Act.

      The enclosed Instructions With Respect to the Exchange Offer contains an authorization by the beneficial owners of the US$ Notes for you to make the foregoing representations.

      The Issuer will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of US$ Notes pursuant to the Exchange Offer. The Issuer will, however, pay certain other expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent, accounting and certain legal fees.

      Holders who tender their US$ Notes for exchange pursuant to the Exchange Offer will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Issuer to register Exchange Notes in the name of, or request that US$ Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

      Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent at the address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,

                                          INTRAWEST CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AGENT OF THE ISSUER OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY REPRESENTATIONS ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE REPRESENTATIONS CONTAINED THEREIN.

                                   OFFER FOR
 CDN$125,000,000 AGGREGATE PRINCIPAL AMOUNT OF 6.875% SENIOR NOTES DUE OCTOBER
                                    15, 2009
       WHICH WERE ISSUED UNDER AN INDENTURE DATED AS OF OCTOBER 6, 2004,
                                IN EXCHANGE FOR
 CDN$125,000,000 AGGREGATE PRINCIPAL AMOUNT OF 6.875% SENIOR EXCHANGE NOTES DUE
                                OCTOBER 15, 2009
 WHICH HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS
                                    AMENDED,
AND QUALIFIED FOR DISTRIBUTION IN THE PROVINCES OF BRITISH COLUMBIA, ONTARIO AND
                                     QUEBEC
                                       OF
                             INTRAWEST CORPORATION

TO: BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:

      We are enclosing herewith the materials listed below relating to the offer by Intrawest Corporation (the "Issuer") to exchange, for its 6.875% Senior Exchange Notes due October 15, 2009 (the "Exchange Notes") which have been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and qualified for distribution in the Provinces of British Columbia, Ontario and Quebec, a like principal amount of its outstanding 6.875% Senior Notes due October 15, 2009 (the "Cdn$ Notes"), which were originally issued under an indenture dated as of October 6, 2004, upon the terms and subject to the conditions set forth in the Issuer's Prospectus dated December 21, 2004 (the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer").

      We are requesting that you contact your clients for whom you hold Cdn$ Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Cdn$ Notes registered in your name or in the name of your nominee, or who hold Cdn$ Notes in their own names, we are enclosing copies of the following documents:

     1. Prospectus dated December 21, 2004;

     2. Cdn$ Note Letter of Transmittal for your use and for the information of your clients;

     3. Cdn$ Note Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for the Cdn$ Notes are not immediately available or time will not permit all required documents to reach the applicable Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

     4. Letter which may be sent to your clients for whose account you hold Cdn$ Notes in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

      WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON JANUARY 21, 2005, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF CDN$ NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.

      The Exchange Offer is not conditioned upon any minimum number of Cdn$ Notes being tendered.

      To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the applicable Exchange Agent and certificates representing the Cdn$ Notes should be delivered to the applicable Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

      If holders of Cdn$ Notes wish to tender, but it is impracticable for them to forward their certificates for Cdn$ Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "THE EXCHANGE OFFERS -- Guaranteed Delivery Procedures."

      Pursuant to the Letter of Transmittal, each holder of Cdn$ Notes will represent to the Issuer that (i) the Exchange Notes acquired in the Exchange Offer are being acquired in the ordinary course of business, (ii) the holder of the Cdn$ Notes is not participating, and has no arrangement or understanding with any person to participate, in a distribution of such Exchange Notes, (iii) the holder is not an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act, and (iv) the holder is not a broker-dealer that owns Cdn$ Notes acquired directly from the Issuer. If the tendering holder is a broker-dealer that will receive Exchange Notes for its own account pursuant to the Exchange Offer, you acknowledge on behalf of such broker-dealer that the Cdn$ Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act even though it may be deemed to be an underwriter for purposes of the Securities Act.

      The enclosed Instructions With Respect to the Exchange Offer contains an authorization by the beneficial owners of the Cdn$ Notes for you to make the foregoing representations.

      The Issuer will not pay any fee or commission to any broker or dealer or to any other persons (other than the applicable Exchange Agent) in connection with the solicitation of tenders of Cdn$ Notes pursuant to the Exchange Offer. The Issuer will, however, pay certain other expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the applicable Exchange Agent, accounting and certain legal fees.

      Holders who tender their Cdn$ Notes for exchange pursuant to the Exchange Offer will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Issuer to register Exchange Notes in the name of, or request that Cdn$ Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

      Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the applicable Exchange Agent at the address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,

                                          INTRAWEST CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AGENT OF THE ISSUER OR THE APPLICABLE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY REPRESENTATIONS ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE REPRESENTATIONS CONTAINED THEREIN.

                                        2